PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-205519

COHBAR, INC.

27,442,557 Shares of Common Stock

This prospectus relates to 27,442,557 shares of our common stock, which may be offered for sale from time to time by the selling stockholders identified in this prospectus. Of these shares, 24,258,505 are currently outstanding (the “Issued Shares”) and 3,184,052 are issuable upon the exercise of certain common stock purchase warrants (the “Warrants”). Each Warrant may be exercised at an exercise price of $2.25 per share of common stock and shall expire at 5:00 PM, New York City time, on June 30, 2020.

Shares of our common stock are quoted on the NASDAQ Capital Market under the symbol “CWBR.” On May 2, 2018 the closing price for our common stock on NASDAQ was $4.95 per share.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering. We will receive the exercise price payable upon exercise of the Warrants, if any. The Warrants may be exercised only pursuant to an available exemption from registration.

All costs associated with this registration statement will be borne by us. The selling stockholders will offer their shares at prevailing market prices on the NASDAQ, or at privately negotiated prices in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. All amounts are in United States dollars unless otherwise stated.

We are an “emerging growth company” under the U.S. federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves substantial risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission (SEC) nor any other securities commission or regulatory authority has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2018.

This prospectus is part of a post-effective amendment to an effective registration statement that we have filed with the Securities and Exchange Commission, which we refer to as the “SEC” or the “Commission”. It is important for you to read and consider all of the information contained in this prospectus and any applicable prospectus supplement before making a decision whether to invest in the common stock. You should also read and consider the information contained in the exhibits filed with our registration statement, of which this prospectus is a part, as described in “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering to sell or soliciting offers to buy, and will not sell, any securities in any jurisdiction where it is unlawful.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

 COHBARTM and other trademarks or service marks of CohBar, Inc. appearing in this prospectus are the property of CohBar, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the SEC listed in the section of this prospectus entitled “Incorporation of Documents By Reference.” This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 15 and our financial statements and the related notes thereto in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are incorporated by reference herein, before making an investment decision.

COMPANY OVERVIEW

CohBar, Inc. (“CohBar,” “we,” “us,” “our,” “its” or the “Company”) is an innovative biotechnology company and a leader in the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs which may provide treatments for a wide range of diseases associated with aging and metabolic dysfunction, including non-alcoholic steatohepatitis (NASH), obesity, type 2 diabetes mellitus (T2D), cancer, atherosclerosis, cardiovascular disease and neurodegenerative diseases such as Alzheimer’s disease.

MBTs originate from almost two decades of research by our founders, resulting in their discovery of a novel group of mitochondrial-derived peptides (MDPs) encoded within the genome of mitochondria, the powerhouses of the cell. Some of these naturally occurring MDPs and their analogs have demonstrated a range of biological activity and therapeutic potential in pre-clinical models across multiple diseases associated with aging.

We believe CohBar is the first mover in exploring the mitochondrial genome for therapeutically relevant peptides, and has developed a proprietary MBT technology platform, using cell-based assays and animal models of disease, to rapidly identify mitochondrial peptides with promising biological activity. Once identified, we deploy optimization techniques to improve the drug-like properties of our MBT candidates, enabling us to match the most biologically promising peptides to disease indications that have substantial unmet medical needs.

In September 2016, we advanced two novel, optimized analogs of our MOTS-c MDP, CB4209 and CB4211, into IND-enabling studies as our lead MBT candidates for the potential treatment of NASH and obesity. In November 2017 we announced the selection of CB4211 as the final candidate for the remaining pre-IND studies, with initiation of a first-in-human Phase 1a/b clinical trial targeted for mid-2018, followed by an activity readout relevant to NASH and obesity projected in early 2019.

In addition to the original discovery by our founders of MOTS-c and other CohBar licensed peptides, CohBar’s scientific team have more recently discovered and filed more than 65 provisional patent applications that cover over 100 additional MDPs that have demonstrated a range of biological activities and therapeutic potential. Our ongoing research and development activities focus on identifying and advancing novel improved MDP analogs that have the greatest therapeutic and commercial potential for development into drugs.

Our scientific team includes the expertise of our founders, Dr. Pinchas Cohen, Dean of the Davis School of Gerontology at the University of Southern California, and Dr. Nir Barzilai, Professor of Genetics and Director of the Institute for Aging Research at the Albert Einstein College of Medicine, and is augmented by our co-founders, Dr. David Sinclair, Professor of Genetics at Harvard Medical School, and Dr. John Amatruda, former Senior Vice President and Franchise Head for Diabetes and Obesity at Merck Research Laboratories. Our research and development efforts are conducted under the leadership of our Chief Scientific Officer, Dr. Kenneth Cundy, former Chief Scientific Officer at Xenoport, Inc. and Senior Director of Biopharmaceutics at Gilead Sciences, Inc. Dr. Cundy is the co-inventor of several approved drugs including tenofovir, an antiretroviral drug that is marketed globally in various combinations with other drugs for the treatment of HIV infection (Atripla®, Viread®, Complera®, Stribild®, Truvada®), gabapentin enacarbil (Horizant®) for the treatment of RLS and post-herpetic neuralgia, and Nanocrystal® technology, employed in several other approved drugs.

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We are the exclusive licensee from the Regents of the University of California and the Albert Einstein College of Medicine of four issued U.S. patents, four U.S. patent applications and several related international patent applications in various jurisdictions. Our licensed patents and patent applications include claims that are directed to compositions comprising MDPs and their analogs and/or methods of their use in the treatment of indicated diseases. We have also filed a non-provisional patent application under the international patent cooperation treaty (PCT) and more than 65 provisional patent applications with claims directed to both compositions comprising and methods of using novel proprietary MDPs and their analogs.

We believe that the proprietary capabilities of our technology platform combined with our scientific expertise and intellectual property portfolio provides a competitive advantage in our mission to treat age-related diseases and extend healthy life spans through the advancement of MBTs as a new class of transformative drugs.

We were formed as a limited liability company in the state of Delaware in 2007, and converted to a Delaware corporation in 2009. We completed our initial public offering of common stock in January 2015 and our common stock is listed for trading on the Nasdaq Capital Market under the symbol “CWBR”.

Our laboratory and corporate headquarters are located in Menlo Park, California.

Business Strategy

Our strategic objective is to secure, maintain and exploit a leading scientific, commercial and intellectual property position in the arena of mitochondria based therapeutics, with best-in-class treatments for diseases associated with aging and metabolic dysfunction. The key elements of our strategy include:

●	advancing CB4211 through clinical trials;

●	utilizing our proprietary technology platform to continue identifying, assessing and optimizing new analogs of biologically active MDPs and advancing research and development on those MBT candidates with the greatest therapeutic and commercial potential;

●	developing strategic partnerships with leading pharmaceutical companies and other organizations to advance our research programs and future development and commercialization efforts;

●	raising capital to fund our operations, research and clinical development programs;

●	minimizing operating costs and related funding requirements for our research and development activities through careful program management and cost-efficient relationships with academic partners, consultants and contract research organizations (CROs);

●	continuing to optimize our intellectual property portfolio to capture all novel therapeutically relevant peptides encoded within the mitochondrial genome; and

●	increasing awareness and recognition of our team, assets, capabilities and opportunities within the investment and scientific communities.

OUR PIPELINE

Our pipeline includes a number of MDPs and MBT candidates in different stages of pre-clinical study. Our research efforts are focused on identifying, assessing and optimizing new analogs of biologically active MDPs and advancing those candidates with the greatest therapeutic and commercial potential.

CB4211

In September 2016, we advanced two novel, optimized analogs of our MOTS-c MDP, CB4209 and CB4211, into IND-enabling studies as our lead MBT candidates with potential for treatment of NASH and obesity. In November 2017 we announced the selection of CB4211 as the final candidate for the remaining pre-IND studies. CB4211 is currently advancing towards the initiation of a first-in-human Phase 1a/b clinical trial targeted for mid-2018 that is expected to provide an activity readout relevant to NASH and obesity projected in early-2019.

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CB4211 is a novel, optimized analog of MOTS-c, a naturally occurring mitochondrial peptide discovered by our founders and their academic collaborators in 2012. Their research in cell-based assays and animal models indicated that MOTS-c plays a significant role in the regulation of metabolism. Certain of the original MOTS-c studies were published in an article entitled “The Mitochondrial-Derived Peptide, MOTS-c, Promotes Metabolic Homeostasis and Reduces Obesity and Insulin Resistance,” which appeared in the March 3, 2015 edition of the journal Cell Metabolism.

In pre-clinical models, both CB4209 and CB4211 demonstrated significant therapeutic potential for the treatment of NASH, showing improvements in triglyceride levels, as well as favorable effects on liver enzyme markers associated with NAFLD and NASH. Both CB4209 and CB4211 also demonstrated significant therapeutic potential for the treatment of obesity, demonstrating significantly greater weight loss together with more selective reduction of fat mass versus lean mass in head-to-head comparison to a market-leading obesity drug in diet induced obese (DIO) mice. The therapeutic effects of CB4209 and CB4211 have been further evaluated in the well-established preclinical STAM™ mouse model of NASH. In this model, treatment with CB4209 or CB4211 resulted in a significant reduction of the non-alcoholic fatty liver disease activity score, or NAS, a composite measure of steatosis (fat accumulation), inflammation and hepatocyte ballooning (cellular injury). Data from these studies were presented at the American Association for the Study of Liver Disease (AASLD) 2017 Liver Meeting® in October, 2017.

In addition to the therapeutic potential indicated by the pre-clinical models described above, our research has demonstrated that CB4211 interacts with a cell surface receptor that plays a central role in metabolism. This mechanism of action further suggests the role of MDPs as an integral component of metabolic regulation and protection. CB4211 represents a first-in-class drug candidate for the treatment of NASH and obesity with a novel mechanism of action targeting metabolic regulation.

Investigational Programs

Our R&D pipeline also includes the MDPs described below. Our pre-clinical activities with respect to these peptides are focused on identifying and optimizing those MDPs and their analogs that demonstrate the greatest commercial and therapeutic potential as MBTs.

New MDP Analogs: Our internal discovery efforts have resulted in identification of more than 100 previously unidentified peptides encoded within the mitochondrial genome. These MDPs and their analogs have demonstrated various degrees of biological activity in a wide range of cell based and/or animal models relevant to diseases, such as NASH, obesity, T2D, cancer, cardiovascular disease and Alzheimer’s disease.

SHLP Analogs: Our founders and their academic collaborators discovered several peptides encoded within the mitochondrial genome with a similar origin to humanin, the first discovered peptide; we refer to these as small humanin-like peptides, or SHLPs. In cancer treatment models conducted by our founders and their collaborators, both in cell culture and in mice, SHLP-6 demonstrated suppression of cancer progression via mechanisms involving both suppression of tumor angiogenesis (blood vessel development) and induction of apoptosis (cancer cell death). There is also preclinical evidence to suggest that SHLP-2 has protective effects against neuronal toxicity. Certain of the SHLP studies were published in a research paper entitled “Naturally occurring mitochondrial-derived peptides are age-dependent regulators of apoptosis, insulin sensitivity, and inflammatory markers,” which appeared in the April 2016 edition of the journal Aging.

Humanin Analogs: Humanin has demonstrated protective effects in various animal models of age-related diseases, including Alzheimer’s disease, atherosclerosis, myocardial and cerebral ischemia and T2D. Humanin levels in humans have been shown to decline with age, and elevated levels of humanin together with lower incidence of age-related diseases have been observed in centenarians as well as their offspring. In vitro studies with humanin and humanin analogs have demonstrated protective effects against neuronal toxicity suggesting that a humanin analog may have potential for development as an MBT treatment for neurodegenerative diseases such as Alzheimer’s disease.

 All of our pipeline MDPs and MBT candidates are in the pre-clinical stage of development, and there is no guarantee that the activity demonstrated in pre-clinical models will be shown in human testing.

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OUR TECHNOLOGY PLATFORM

Our proprietary technology platform is designed to rapidly identify therapeutically relevant peptides encoded within the mitochondrial genome, to evaluate their biological activity, and to develop these peptides into novel MBTs that have the potential to treat diseases with major unmet medical needs. We believe our technology platform provides multiple opportunities for value creation. Our multiplexed peptide optimization process is designed to discover numerous potential drug candidate opportunities with near term value. These drug candidates can be internally developed by CohBar or advanced through strategic partnerships with larger pharmaceutical companies. At the same time, our strategy of capturing the most valuable MBT space by aggressively filing for broad intellectual property coverage is designed to secure CohBar’s leadership role in the field and protect our ability to create additional value in the future.

We use a broad range of proprietary activity screens to assess the therapeutic potential of our novel peptides and to prioritize our development opportunities. Some of our novel peptides have demonstrated promising biological effects in a variety of in vitro and/or in vivo models of age-related diseases. We are prioritizing our novel peptides by assessing their activity in areas such as metabolic regulation, oxidative stress, cellular energy levels, cell proliferation, cell death, cellular protection, carbohydrate metabolism, lipid metabolism, body weight, regulation of body fat, insulin sensitivity, regulation of glucose, glucose tolerance, and liver function.

Corporate Information

Our Company was formed as a Delaware limited liability company on October 19, 2007. We converted to a Delaware corporation under the provisions of the Delaware Limited Liability Company Act and the Delaware General Corporation Law on September 16, 2009. Our principal executive offices are located at 1455 Adams Dr., Suite 2050, Menlo Park, CA 94025. Our telephone number is (650) 446-7888. We maintain a website at www.cohbar.com. The information contained on, connected to or that can be accessed via our website is not a part of, and is not incorporated into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. We have no subsidiaries.

THE OFFERING

Common stock offered by the selling stockholders	27,442,557 shares of our common stock, which may be offered for sale from time to time by the selling stockholders identified in this prospectus, of which 24,258,505 shares are currently issued and outstanding and 3,184,052 are issuable upon the exercise of common stock purchase warrants having an exercise price of $2.25 per share.

Shares outstanding	As of the date of this prospectus, we had an aggregate of 39,963,129 shares of our common stock outstanding.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Ticker symbols	Our common stock is traded on the NASDAQ Capital Market under the symbol “CWBR.”

The number of shares of our common stock outstanding excludes the following:

●	5,685,659 shares of our common stock issuable upon the exercise of stock options outstanding as of May 4, 2018 at a weighted average exercise price of $1.54 per share;

●	5,039,205 shares of our common stock issuable upon exercise of warrants outstanding as of May 4, 2018 at a weighted average exercise price of $2.37 per share; and

●	1,103,239 shares of our common stock available for future issuance under our 2011 Equity Incentive Plan as of May 4, 2018.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options or warrants described above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors, under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events, and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, the following:

●	statements regarding anticipated outcomes of research, pre-clinical and clinical trials for our CB4211 or other MBT candidates;

●	expectations regarding the future market for any drug we may develop;

●	expectations regarding the growth of MBTs as a significant future class of therapeutic products;

●	statements regarding the anticipated therapeutic properties of drug development candidates derived from MDPs;

●	expectations regarding our ability to effectively protect our intellectual property;

●	statements concerning perceived competitive advantages and our ability to defend competitive advantages;

●	expectations regarding timeframes associated with clinical entry and development of CB4211, including timeframes for completion of pre-clinical activities enabling submission of an investigational new drug application, initiation of a phase 1 a/b clinical trial and activity readouts from such trial; and

●	expectations regarding our ability to attract and retain qualified employees and key personnel.

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Because forward-looking statements relate to the future, they are subject to a number of risks, uncertainties and assumptions, which are difficult to predict and many of which are outside of our control, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among other things, the following:

●	our ability to successfully produce interim results from a clinical trial of CB4211 and whether such results will be predictive of the final results of the trial or results of early clinical studies, and whether such results will be indicative of the results of future studies;

●	our ability to obtain required regulatory approvals to develop and market our product candidates;

●	our ability to raise additional capital on favorable terms;

●	our ability to execute our research and development plan on time and on budget;

●	our ability to obtain commercial partners;

●	our ability, whether alone or with commercial partners, to successfully develop and commercialize a product candidate;

●	our ability to identify and develop additional drug candidates; and

●	other risk factors included under “Risk Factors” in this prospectus.

This list is not exhaustive of the factors that may affect our forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by such selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ Capital Market listing fees and fees and expenses of our counsel and our auditors.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain provisions of our Third Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Amended and Restated Bylaws (“Bylaws”). This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, our Bylaws, and applicable provisions of the Delaware General Corporation Law.

See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Certificate of Incorporation and Bylaws, which have been filed with and are publicly available from the SEC.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Currently, we have no other authorized class of stock.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we had an aggregate of 39,963,129 shares of our common stock outstanding. Our outstanding capital stock was held by approximately 75 stockholders of record as of the date of this prospectus. This number does not include beneficial owners whose shares are held by nominees in street name.

Dividend Rights

Subject to any preferences that may be applicable to any then outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends of cash, property or shares of our capital stock that we pay or distribute out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held by such holder on all matters on which stockholders generally are entitled to vote, provided that holders of common stock are not entitled to vote on amendments to our Certificate of Incorporation related solely to the terms of one or more outstanding series of preferred stock if the holders of such series are entitled to vote thereon, unless required by law. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, subject to the preferences that may be applicable to any then outstanding shares of preferred stock, holders of a majority of the voting shares are able to elect all of the directors.

Liquidation

In the event of our dissolution or liquidation, whether voluntary or involuntary, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and subject to any preferential or other rights of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Capital Market or any other exchange or quotation service on which our stock may be traded. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Transfer Agent and Registrar

The main transfer agent and registrar for our common stock is AST Trust Company (Canada) in Vancouver, British Columbia, and the co-transfer agent and co-registrar for our common stock is American Stock Transfer & Trust Company, LLC in New York, New York.

Stock Exchange Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol “CWBR.”

Delaware Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

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The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our Certificate of Incorporation and Bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Certificate of Incorporation and Bylaws:

●	permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by resolution of the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

●	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

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SELLING STOCKHOLDERS

The following table was prepared based on information provided to us as of March 30, 2018, updated to the date of this prospectus, on the basis of information available to us on that date, and details the name of each selling stockholder, the number of shares owned by that selling stockholder, and the number of shares that may be offered by each selling stockholder for resale under this prospectus. The selling stockholders may sell up to 27,442,557 shares of our common stock under this prospectus. Because each selling stockholder may offer all, some or none of the shares it holds, and because, based upon information provided to us, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by each selling stockholder after the offering can be provided. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholders.

Name of Selling Stockholder	Number of Shares Owned Prior to Offering(1)	Shares included in Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage Ownership after Completion of Offering (2)(3)
Pinchas Cohen (5)	5,449,703	5,444,703	5,000	*
Nir Barzilai (5) (60)	5,078,516	5,073,516	5,000	*
John Amatruda (5) (61)	963,801	942,968	20,833	*
David Sinclair	810,375	810,375	-	-
Laura Cobb	91,167	91,167	-	-
Aaron Stern	11,000	11,000	-	-
Hanna Stern	11,000	11,000	-	-
Avalon Barrie	22,500	22,500	-	-
Jonathan Isaac Coronel	75,000	75,000	-	-
Ganassi General Executive Partnership I	187,500	187,500	-	-
Nancy Graham (62)	76,500	46,500	30,000	-
The Harris Family Revocable Trust, dated 12/30/98	75,000	75,000	-	-
Royter & Co.	1,500,000	1,500,000	-	-
James Hornstein	36,750	36,750	-	-
Meiling Hsu	39,750	39,750	-	-
Felix Chun Ming Lee	37,500	37,500	-	-
Robert Skoro	75,000	75,000	-	-
Fred Ryan	17,500	17,500	-	-
Jaina D Delmas 2016 Trust	75,000	75,000
Morningside Venture Investments Limited	300,000	300,000	-	-
Reema Neil Mehta (6)	100,000	100,000	-	-
Brian Bayley (7)	440,000	350,000	90,000	*
Eric Hemel (8)	535,000	160,000	375,000	*
Barbara Morgen Grantor Irrevocable Trust (9)	160,000	160,000	-	-
KRE Trust (10)	200,000	100,000	100,000	*
Code Consulting Ltd. (11)	650,000	200,000	450,000	1.12%
Jill Ann Anderson (12)	1,439,022	975,080	463,942	1.16	*%
Robert Anderson (13)	1,439,022	975,080	463,942	1.16	*%
Blair Stribley (14)	400,000	100,000	300,000	*
Brian McAlister (15)	197,000	50,000	147,000	*
MFP-2000, LP (16)	1,333,340	1,333,340	-	-
David A. Vella (17)	133,336	133,336	-	-
Monchek and Associates Inc. Profit Sharing Plan A (18)	93,368	86,668	6,700	*
Mason Monchek (19)	26,668	26,668	-	-
Karin L. Monchek (20)	43,000	40,000	3,000	*
Mark Monchek (21)	33,336	33,336	-	-
Pete Monchek (22)	150,000	140,000	10,000	*
Maia Monchek (23)	26,668	26,668	-	-
The O'Donnell Family Trust (24)	187,000	175,000	12,000	*
Mark G. Pandapas (25)	90,000	90,000	-	-
Keith F. Pinsoneault (26)	60,000	60,000	-	-
Steven P. Carroll and Jessica L. Carroll 1998 Trust (27)	287,300	100,000	187,300	*
Heren Living Trust DTD 10/5/2000 (28)	33,336	33,336	-	-
Michael Cantor (29)	153,334	133,334	20,000	*
Jeffrey Biunno (4)(30)	397,710	8,000	389,710	*
Howard-Canini Rev. Living Trust DTD 06/16/05 (31)	137,000	100,000	37,000	*
Diamond Belgian Partners LP (32)	245,000	140,000	175,000	*
Thomas W. Anderson (33)	70,000	70,000	-	-

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Name of Selling Stockholder	Number of Shares Owned Prior to Offering(1)	Shares included in Prospectus	Number of Shares of Common Stock Owned After the Offering	Percentage Ownership after Completion of Offering (2)(3)
Marco & Sabrina Hellman Family Trust (34)	1,105,975	1,060,975	45,000	*
Hellman Children's LLC (35)	431,668	416,668	15,000	*
Miriam Hinrich (37)	333,334	333,334	-	-
Zack Family 2010 GST Exempt Trust (38)	100,000	100,000	-	-
Peter B. Cancelmo (39)	10,000	10,000	-	-
Linda Myerson Living Trust (40)	166,668	166,668	-	-
Rod W. Dean (41)	33,334	33,334	-	-
PENSCO Trust Company LLC,Custodian FBO Floyd R Ganassi SEP IRA (42)	229,798	160,000	69,798	*
Jonathan Ben-Zion Carni (43)	100,000	100,000	-	-
Hilary H. Davis Beneficiary Craig Hope (DECD) WFCS Custodian Bene Trad IRA (44)	110,000	100,000	10,000	-
Marc E. Goldberg (45)	246,876	33,334	213,542	*
PENSCO Trust Company Custodian FBO Karen J. Fairty, Roth IRA (46)	100,000	100,000	-	-
Thomas A. Katilius (47)	891,900	760,000	131,900	*
Emmanuel Gerondaras (48)	200,000	200,000	-	-
Albion J. Fitzgerald (5)(49)	2,239,274	1,833,334	405,940	1.00%
Jon Stern (4)(5)(50)	2,042,385	675,000	1,367,385	3.30%
Gerard Price (51)	200,000	200,000	-	-
Mark Drozdov and Victoria Drozdov (52)	133,334	133,334	-	-
Simon Allen (4)(53)	658,968	20,000	638,968	1.57%
William C. Layton, Jr. (54)	14,000	14,000	-	-
Mark J. Blumenthal (55)	169,168	66,668	102,500	*
Marshall G. Berol (56)	20,000	20,000	-	-
The Feldman Family Trust (57)	28,000	20,000	-	-
Allen Family Superannuation Fund (58)	28,333	13,333	15,000	*
Clearwater Investment Club (59)	100,000	100,000	-	-

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days.

(2)	This percentage is based upon 39,963,129 shares issued and outstanding as of April 30, 2018, plus the additional shares that the selling stockholder is deemed to beneficially own.

(3)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(4)	The selling stockholder is an officer of the Company.

(5)	The selling stockholder is a director of the Company.

(6)	Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.

(7)	Shares of common stock owned prior to the offering includes 90,000 shares of common stock underlying currently exercisable warrants. Shares of common stock included in the prospectus represents (i) 175,000 shares of common stock and (ii) 175,000 shares of common stock underlying currently exercisable warrants.

(8)	Shares of common stock included in the prospectus represents 160,000 shares of common stock. Shares owned prior to the offering include 75,000 shares of common stock underlying currently exercisable warrants not included in the prospectus.

(9)	Represents 160,000 shares of common stock underlying currently exercisable warrants.

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(10)	Shares owned prior to the offering includes 20,000 shares of common stock underlying currently exercisable warrants. Shares of common stock included in the prospectus represents 100,000 shares of common stock. Kurt Maier is the beneficial owner of securities held of record by the KRE Trust.

(11)	Shares of common stock included in the prospectus represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying currently exercisable warrants. Lance Tracey is the sole shareholder and beneficial owner of securities held of record by Code Consulting Ltd.

(12)	Shares of common stock owned prior to the offering includes currently exercisable warrants to purchase 202,500 shares of common stock not included in the prospectus. Shares of common stock included in the prospectus represents (i) 33,340 shares of common stock and 33,340 shares of common stock underlying currently exercisable warrants held of record by Jill Ann Anderson Charles Schwab Cust SEP-IRA, (ii) 16,700 shares of common stock and 16,700 shares of common stock underlying currently exercisable warrants held of record by Anderson Living Trust U/A DTD 08/20/1999, (iii) 857,150 shares held of record by Merrill Lynch f/b/o Robert Anderson, and (iv) 17,850 shares of record by Robert Anderson. Jill Ann Anderson is a beneficial owner of those securities beneficially owned by her husband, Robert Anderson.

(13)	Shares of common stock owned prior to the offering includes currently exercisable warrants to purchase 202,500 shares of common stock not included in the prospectus. Shares of common stock included in the prospectus represents (i) 33,340 shares of common stock and 33,340 shares of common stock underlying currently exercisable warrants held of record by Jill Ann Anderson Charles Schwab Cust SEP-IRA and (ii) 16,700 shares of common stock and 16,700 shares of common stock underlying currently exercisable warrants held of record by Anderson Living Trust U/A DTD 08/20/1999, (iii) 857,150 shares held of record by Merrill Lynch f/b/o Robert Anderson, and (iv) 17,850 shares of record by Robert Anderson. Robert Anderson is a beneficial owner of those securities beneficially owned by his wife, Jill Ann Anderson.

(14)	Shares of common stock included in the prospectus represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.

(15)	Shares owned prior to the offering includes 40,000 shares of common stock underlying currently exercisable warrants not included in this prospectus.

(16)	Represents (i) 666,670 shares of common stock and (ii) 666,670 shares of common stock underlying currently exercisable warrants. Nitin T. Mehta, Meena M. Mehta, Neil N. Mehta and Nayan N. Mehta are the beneficial owners of the securities held of record by MFP-2000, L.P.

(17)	Represents (i) 46,668 shares of common stock and 46,668 shares of common stock underlying currently exercisable warrants held of record by Pensco Trust Company LLC - custodian FBO David A. Vella SEP IRA, and 40,000 shares of common stock held of record by The Vella Family Trust UA July 2, 2004.

(18)	Shares of common stock included in the prospectus represents (i) 43,334 shares of common stock and (ii) 43,334 shares of common stock underlying currently exercisable warrants.

(19)	Represents (i) 13,334 shares of common stock and (ii) 13,334 shares of common stock underlying currently exercisable warrants.

(20)	Shares of common stock included in the prospectus represents (i) 10,000 shares of common stock and 10,000 shares of common stock underlying currently exercisable warrants included in this prospectus and registered in the name of Karin L. Monchek, and (ii) 10,000 shares of common stock and 10,000 shares of common stock underlying currently exercisable warrants included in the prospectus and held of record by Pensco Trust Company LLC - custodian FBO Karin L. Monchek Roth IRA.

(21)	Represents (i) 16,668 shares of common stock and (ii) 16,668 shares of common stock underlying currently exercisable warrants.

(22)	Shares of common stock included in the prospectus represent (i) 23,334 shares of common stock and 23,334 shares of common stock underlying currently exercisable warrants included in this prospectus and registered in the name of Pete Monchek, and (ii) 46,666 shares of common stock and 46,666 shares of common stock underlying currently exercisable warrants included in the prospectus and held of record by Pensco Trust Company LLC, Custodian FBO Pete C. Monchek Roth IRA

(23)	Represents (i) 13,334 shares of common stock and (ii) 13,334 shares of common stock underlying currently exercisable warrants.

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(24)	Shares of common stock owned prior to the offering includes 5,000 shares of common stock underlying currently exercisable warrants not included in this prospectus. Shares of common stock included in the prospectus represents (i) 125,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants. William Malcolm O’Donnell, Jr. and Gail O’Donnell are the beneficial owners of the O’Donnell Family Trust.

(25)	Represents (i) 40,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.

(26)	Represents (i) 10,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.

(27)	Shares owned prior to the offering includes 20,000 shares of common stock underlying currently exercisable warrants not included in this prospectus. Shares of common stock included in the prospectus represents 100,000 shares of common stock. Steven P. Carroll and Jessica L. Carroll are the beneficial owners of securities held of record by the Steven P. Carroll and Jessica L. Carroll 1998 Trust.

(28)	Michael A. Heren and Antonie E. Heren are the beneficial owners of securities held of record by the Heren Living Trust DTD 10/5/2000.

(29)	Shares owned prior to this offering includes 20,000 shares of common stock underlying currently exercisable warrants not included in this prospectus. Shares included in this prospectus represents (i) 66,667 shares of common stock and (ii) 66,667 shares of common stock underlying currently exercisable warrants.

(30)	Shares of common stock owned prior to the offering includes (i) 385,210 shares of common stock subject to stock options exercisable within 60 days of April 30, 2018, (ii) 1,000 shares of common stock held in an account of Mr. Biunno’s daughter, (iii) 1,500 shares of common stock underlying currently exercisable warrants not included in this prospectus and (iv) 2,000 shares held in Mr. Biunno’s own account. Shares of common stock included in the prospectus represents 8,000 shares of common stock.

(31)	Shares of common stock included in the prospectus represents 100,000 shares of common stock. Anthony P. Canini and Isa Howard are the beneficial owners of securities held of record by the Howard-Canini Rev. Living Trust DTD 06/16/05.

(32)	Shares of common stock included in the prospectus represents (i) 70,000 shares of common stock and (ii) 70,000 shares of common stock underlying currently exercisable warrants.

(33)	Represents (i) 70,000 shares of common stock and (ii) 70,000 shares of common stock underlying currently exercisable warrants.

(34)	Shares of common stock owned prior to the offering includes 45,000 shares underlying currently exercisable warrants not included in this prospectus. Shares of common stock included in the prospectus represents (i) 960,975 shares of common stock and (ii) 100,000 shares of common stock underlying currently exercisable warrants. Marco W. Hellman and Sabrina Harryman Hellman are the beneficial owners of securities held of record by the Marco & Sabrina Hellman Family Trust.

(35)	Shares of common stock owned prior to the offering includes 15,000 shares of common stock underlying currently exercisable warrants not included in this prospectus. Shares of common stock included in the prospectus represents (i) 383,334 shares of common stock and (ii) 33,334 shares of common stock underlying currently exercisable warrants.

(36)	Shares of common stock included in the prospectus represents (i) 17,000 shares of common stock, and (ii) 17,000 shares of common stock underlying currently exercisable warrants.

(37)	Represents (i) 166,667 shares of common stock and (ii) 166,667 shares of common stock underlying currently exercisable warrants.

(38)	Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants. Martin Zack, Nathan Zack and Alana Zack are the beneficial owners of securities held of record by the Zack Family 2010 GST Exempt Trust.

13

(39)	Represents (i) 5,000 shares of common stock and (ii) 5,000 shares of common stock underlying currently exercisable warrants.

(40)	Represents (i) 83,334 shares of common stock and (ii) 83,334 shares of common stock underlying currently exercisable warrants. Linda Myerson Dean is the beneficial owner of securities held of record by the Linda Myerson Living Trust.

(41)	Represents (i) 16,667 shares of common stock and (ii) 16,667 shares of common stock underlying currently exercisable warrants.

(42)	Shares of common stock owned prior to the offering includes 36,000 shares of common stock underlying currently exercisable warrants not included in this prospectus. Shares of common stock included in the prospectus represents (i) 80,000 shares of common stock and (ii) 80,000 shares of common stock underlying currently exercisable warrants.

(43)	Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants.

(44)

Shares of common stock included in the prospectus represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants. Shares of common stock owned prior to the offering includes 10,000 shares of common stock underlying currently exercisable warrants not included in the prospectus. Hilary H. Davis is the beneficial owner of securities held of record by Hilary H. Davis Beneficiary Craig Hope (DECD) WFCS Custodian Bene Trad IRA.

(45)	Shares of common stock owned prior to the offering include 213,542 of common stock subject to stock options exercisable within 60 days of April 30, 2018. Shares of common stock included in this prospectus represents (i) 16,667 shares of common stock and (ii) 16,667 shares of common stock underlying currently exercisable warrants held of record by PENSCO Trust Company, LLC Custodian FBO Marc E Goldberg IRA. The selling stockholder is a former director of the Company.

(46)	Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying currently exercisable warrants. Karen J. Fairty is the beneficial owner of securities held of record by PENSCO Trust Company Custodian FBO Karen J. Fairty, Roth IRA.

(47)	Shares of common stock included in the prospectus represents (i) 760,000 shares of common stock and (ii) 30,000 shares of common stock underlying currently exercisable warrants included in the prospectus and held of record by PENSCO Trust Company Custodian FBO Thomas A Katilius, Roth IRA.

(48)	Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying currently exercisable warrants.

(49)	Shares of common stock owned prior to the offering includes (i) 323,958 shares of common stock subject to stock options exercisable within 60 days of April 30, 2018 and (ii) 81,982 shares of common stock underlying currently exercisable warrants not included in this prospectus. Shares of common stock included in this prospectus represents (i) 1,666,667 shares of common stock and (ii) 166,667 shares of common stock underlying currently exercisable warrants.

(50)

Shares of common stock owned prior to the offering includes the following securities not included in this prospectus: (i) 530,328 shares of common stock subject to stock options exercisable within 60 days of April 30, 2018, (ii) 825,075 shares of common stock underlying currently exercisable warrants, (iii) 11,982 shares of common stock, and (iv) 22,000 shares of common stock held in accounts of Mr. Stern’s children. Shares of common stock included in this prospectus represents (a) 600,000 shares of common stock and (b) 75,000 shares of common stock underlying currently exercisable warrants.

(51)	Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock underlying currently exercisable warrants.

(52)	Represents (i) 66,667 shares of common stock and (ii) 66,667 shares of common stock underlying currently exercisable warrants.

14

(53)	Shares of common stock owned prior to the offering includes (i) 2,000 shares of common stock underlying currently exercisable warrants not included in this prospectus, and (ii) 636,768 shares of common stock subject to stock options exercisable within 60 days of April 30, 2018. Shares of common stock included in this prospectus represents (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock underlying currently exercisable warrants.

(54)	Represents (i) 7,000 shares of common stock and (ii) 7,000 shares of common stock underlying currently exercisable warrants.

(55)

Shares of common stock included in the prospectus represents (i) 33,334 shares of common stock and (ii) 33,334 shares of common stock underlying currently exercisable warrants held of record by The Blumenthal Living Trust. Shares owned prior to the offering includes 15,000 shares underlying currently exercisable warrants not included in the prospectus. Mark J. Blumenthal and Susan O. Blumenthal are the beneficial owners of The Blumenthal Living Trust.

(56)	Represents (i) 10,000 shares of common stock and (ii) 10,000 shares of common stock underlying currently exercisable warrants.

(57)	Shares included in the prospectus represents 20,000 shares of common stock underlying currently exercisable warrants. Shares owned prior to the offering includes 8,000 shares underlying currently exercisable warrants not included in the prospectus. Andrew Feldman and Jeri Feldman are the beneficial owners of The Feldman Family Trust.

(58)	Shares owned prior to this offering include 15,000 shares of common stock underlying currently exercisable warrants not included in this prospectus. Kenneth Craig Allen and Jill Sherwood Allen are the beneficial owners of the securities held of record by Allen Family Superannuation Fund.

(59)	Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock underlying currently exercisable warrants. Ernest Gray Bonkowski and Trevor Raps are the beneficial owners of securities held of record by Clearwater Investment Club.

(60)	Represents (i) 5,056,516 shares of common stock and (ii) 17,000 shares of common stock underlying currently exercisable warrants.

(61)	Shares of common stock owned prior to the offering includes 25,000 shares of common stock subject to stock options exercisable within 60 days of April 30, 2018.

(62)	Shares owned prior to the offering includes 30,000 shares underlying currently exercisable warrants not included in the prospectus.

*	Less than 1%, unless otherwise specified.

None of the selling stockholders, other than those identified by disclosure above, has, or within the past three years has had, any position, office or material relationship with us or with any of our predecessors or affiliates.

Shares Offered by the Selling Stockholders

The selling stockholders are offering from time to time 27,442,557 shares of our common stock. Subject to contractual restrictions imposed on certain affiliated selling stockholders described below, the selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

15

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the Commission;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

16

PLAN OF DISTRIBUTION

The selling stockholders are offering from time to time 27,442,557 shares of our common stock. Subject to contractual restrictions imposed on certain affiliated selling stockholders described below, the selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement, of which this prospectus is a part, is declared effective by the Commission;

●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 or Regulation S under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

17

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for resale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Garvey Schubert Barer, P.C.

EXPERTS

Our financial statements as of December 31, 2017 and 2016, and for the years then ended, incorporated by reference in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report, and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC as required by the Exchange Act. You can find, copy and inspect information we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov or on our web site at http://www.elevenbio.com.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

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We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC.

●	our Annual Report on Form 10-K for the year ended December 31, 2017;

●	our Definitive Proxy Statement on Schedule 14A filed on April 25, 2018;

●	our Current Reports on Form 8-K filed on March 26, 2018; March 29, 2018; April 2, 2018; April 13, 2018; April 20, 2018; April 30, 2018 and May 4, 2018; and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 13, 2017, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Simon Allen

Chief Executive Officer

1455 Adams Dr., Suite 2050

Menlo Park, CA 94025

(650) 446-7888

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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27,442,557 Shares

Common Stock

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PROSPECTUS

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May 11, 2018